UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2018

ZYNERBA PHARMACEUTICALS, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37526	26-0389433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 W. Lancaster Avenue, Suite 300

Devon, PA 19333

(Address of Principal Executive Offices)

(484) 581-7505

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐            Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐            Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02      Results of Operations and Financial Condition.

Zynerba Pharmaceuticals, Inc. (the “Company”) is currently in the process of finalizing its financial results for the fiscal quarter ended June 30, 2018.  Based on information currently available, the Company estimates that as of June 30, 2018 cash and cash equivalents were approximately $43.1 million.

The Company’s estimate of its cash and cash equivalents as of June 30, 2018 is preliminary and actual results may differ from this estimate due to the completion of its closing procedures with respect to the fiscal quarter ended June 30, 2018, final adjustments and other developments that may arise between now and the time the financial results for the fiscal quarter ended June 30, 2018 are finalized.  As such, this estimate should not be viewed as a substitute for the Company’s interim unaudited financial statements for the fiscal quarter ended June 30, 2018 prepared in accordance with U.S. generally accepted accounting principles. The Company’s expected results could change materially and are not necessarily indicative of the results to be achieved for the fiscal quarter ended June 30, 2018 or any future period. As a result of the foregoing considerations and the other limitations described herein, investors are cautioned not to place undue reliance on this preliminary financial information. The Company does not undertake any obligation to publicly update or revise this estimate, except as required by law.

The information set forth under this Item shall be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2018

ZYNERBA PHARMACEUTICALS, INC.

By:	/s/ Suzanne Hanlon
Name: Suzanne Hanlon
Title: Secretary, Vice President and General Counsel

3